FILED PURSUANT TO RULE NO. 424(b)(3)
PROSPECTUS SUPPLEMENT                                REGISTRATION NO. 333-54662
(To Prospectus dated June 18, 2002)



                                 [LOGO OMITTED]


                        1,000,000,000 Depositary Receipts
                            Retail HOLDRS (sm) Trust

     This prospectus supplement supplements information contained in the prospectus dated June 18, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Retail HOLDRS (sm) Trust.

     The share amounts specified in the table on page 10 of the base prospectus shall be replaced with the following:

                                                                                     Primary
                                                                        Share        Trading
                 Name of Company(1)(2)                   Ticker        Amounts       Market
     -----------------------------------------------    --------      ---------   ------------
     Albertson's, Inc.                                   ABS             8            NYSE
     Amazon.com, Inc.                                    AMZN            7         Nasdaq NMS
     Best Buy Co., Inc.                                  BBY             6            NYSE
     Costco Wholesale Corporation                        COST            8         Nasdaq NMS
     CVS Corporation                                     CVS             7            NYSE
     Federated Department Stores                          FD             4            NYSE
     Kohl's Corporation                                  KSS             6            NYSE
     Lowe's Companies, Inc.                              LOW            14            NYSE
     RadioShack Corporation                              RSH             3            NYSE
     Safeway Inc.                                        SWY             9            NYSE
     Sears, Roebuck and Co.                               S              6            NYSE
     Target Corporation                                  TGT            16            NYSE
     The Gap, Inc.                                       GPS            16            NYSE
     The Home Depot, Inc.                                 HD            40            NYSE
     The Kroger Co.                                       KR            15            NYSE
     The Limited, Inc.                                   LTD             8            NYSE
     The May Department Stores Company                   MAY             6            NYSE
     The TJX Companies, Inc.                             TJX            10            NYSE
     Walgreen Co.                                        WAG            19            NYSE
     Wal-Mart Stores, Inc.                               WMT            36            NYSE

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2003.